Exhibit 23.3

Preferred Insurance Capital Consultants, LLC

55 NE 5th Avenue, Suite 502	2130 Golden Eagle Drive, W.
Boca Raton, FL 33432	Tallahassee, FL 32312
Telephone: (561) 241-9974	Telephone: (850) 893-1903
Facsimile: (561) 241-9984	Facsimile: (850) 893-1948
July 25, 2006
Re:	CONSENT OF INDEPENDENT ACTUARIAL CONSULTING FIRM

As an independent insurance management and actuarial consulting firm, Preferred Insurance Capital Consultants, LLC (PICC) hereby consents to the use of our name in this Amendment No. 3 to the Registration Statement on Form S-1 filed by Global Employment Holdings, Inc.

Yours truly,
Anthony J. Grippa, FCAS, MAAA, FCA
ajg/lf